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                                                      Exhibit (21)(b)




               SUBSIDIARIES OF CONSUMERS ENERGY COMPANY
                         at December 31, 1996



                                      Percent Voting
                                         Stock Owned
                                        by Consumers
                                      Energy Company      Incorporated
                                      --------------      -------------

Michigan Gas Storage Company*               100           Michigan


*Subject to regulation by FERC
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